GUARANTY & INDEMNIFICATION AGREEMENT OF
                               GREGG R. MULHOLLAND

         This Guaranty and Indemnification Agreement (the "Guaranty") dated as of May 16, 2002, is made by Gregg R. Mulholland, an individual resident in the State of California ("Guarantor"), in favor of William R. Fairbanks, an individual resident in the State of South Carolina, Red Oak Limited Partnership, a South Carolina limited partnership, and Douglas A. Brown, an individual resident in the State of South Carolina (each an "ASDG Shareholder"), and the sole shareholders of American Sports Development Group, Inc., a South Carolina corporation ("ASDG").

                                    RECITALS

A. The ASDG Shareholders and American Inflatables, Inc., a Delaware corporation ("Inflatables"), have entered into a Share Exchange Agreement dated May 16, 2002 (the "Share Exchange Agreement") pursuant to which the ASDG Shareholders will become holders of a supermajority of the outstanding common stock of Inflatables.

B. Guarantor is currently a director and the President and Chief Executive Officer of Inflatables and the beneficial owner of approximately 34.9% of Inflatables' outstanding common stock.

C. Paul D. Copenbarger, dba Copenbarger & Associates ("Copenbarger"), has alleged that he is a judgment creditor of Gregg R. Mulholland in connection with action number 807767 (the "First Copenbarger Action"), in the Superior Court of the State of California, County of Orange (the "California Court"), entitled Copenbarger v. Ariss. Copenbarger has brought an action (case no. 02CC05-736, the "Second Copenbarger Action") in the California Court naming Universal Consultants, Inc.,
         National  Financial, Inc.,  Paintball  Incorporated  (which  may  be  a reference to ASDG), Inflatables, William Carroll, Gregg Mulholland and Does 1 through 100 as defendants (each a "Copenbarger Defendant") seeking an order forbidding any such defendant from transferring property belonging to Mr. Mulholland. The California Court has enjoined the Copenbarger Defendants from transferring any shares of stock of Inflatables in which Mr. Mulholland has an interest until completion of proceedings therein or until further order of Court.

D. The ASDG Shareholders are unwilling to enter into the Share Exchange Agreement unless Guarantor guaranties the performance of Inflatables' obligations under the Share Exchange Agreement as provided in this Guaranty and Guarantor desires to enter into this Guaranty in order to induce the ASDG Shareholders to enter into the Share Exchange Agreement.

                                    GUARANTY

         NOW THEREFOR, in consideration of the premises herein and in the Share Exchange Agreement, and in order to induce the ASDG Shareholders to enter into the Share Exchange Agreement, the Guarantor hereby agrees with the ASDG Shareholders as follows:

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                                    ARTICLE I
                                   DEFINITIONS

           All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such in the Share Exchange Agreement.

                                   ARTICLE II
                                    GUARANTY

         2.1 Guaranty. Guarantor hereby irrevocably, fully and unconditionally, guarantees to the ASDG Shareholders and their successors and assigns, the full and prompt performance by Inflatables of all of Inflatables' agreements, covenants and obligations incurred pursuant to and/or arising in connection with the Share Exchange Agreement and any related agreement or instrument and the truthfulness, completeness and correctness of all representations and warranties of Inflatables contained in the Share Exchange Agreement and any related agreement or instrument.

         2.2      Guarantor's Obligations Unconditional and Independent.

                  (a) The obligations of Guarantor under this Guaranty are independent of the obligations under the Share Exchange Agreement and any other related documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce his obligations under this Guaranty, irrespective of whether any action is brought against Inflatables or whether Inflatables is joined in any such action.

                  (b) The liability of Guarantor hereunder shall be absolute and unconditional, irrespective of (i) any lack of validity or enforceability of any provision of the Share Exchange Agreement or any related agreement or instrument; (ii) any amendment or waiver of or consent to any departure from any provision of the Share Exchange Agreement or any related agreement or instrument; (iii) the existence of any claim, set-off, defense or other right that the Guarantor may have against any Person, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor or any other guarantor in respect of Inflatables' representations, warranties, agreements, covenants, or obligations under the Share Exchange Agreement, this Guaranty or any agreement or instrument relating thereto.

                  (c) This Guaranty is a continuing guaranty and shall remain in full force and effect as long as the Share Exchange Agreement or any provision thereof is in force and effect.

         2.3 Indemnification. Guarantor hereby agrees to defend, indemnify and hold harmless the ASDG Shareholders and their affiliates, employees, agents and contractors from and against any and all losses, damages, claims, obligations, fines, penalties and liabilities of any sort or kind (including without limitation reasonable attorneys fees) arising in connection with the breach by Inflatables of any of its representations, warranties, agreements, covenants or obligations set forth in the Share Exchange Agreement or any related agreement

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

or instrument and any breach by Guarantor of any of his representations, warranties, agreements, covenants or obligations set forth in the Shareholders Agreement.

         2.4 Escrow of Inflatables Stock. In order to ensure performance of Guarantor's obligations hereunder, Guarantor hereby agrees to place 875,000 shares of Inflatables' common stock held by Guarantor (the "Escrowed Shares") into escrow pursuant to that certain Escrow Agreement of even date herewith (the "Mulholland Escrow Agreement"), by and between the ASDG Shareholders, Guarantor, Universal Consultants, Inc., a Nevada corporation ("UCI"), National Financial, Inc., a Nevada corporation ("NFI"), William Carroll, an individual resident in the State of California, Robert B. Beauchamp, Meir J. Westreich, and Douglas R. Holmes (Messrs. Beauchamp, Westreich and Holmes are hereinafter referred to collectively as the "Mulholland Escrow Agent"). Guarantor hereby agrees that his obligations hereunder may be satisfied by the transfer to the ASDG Shareholders of such shares as contemplated in the Mulholland Escrow Agreement to the extent the value of such shares is equal to Guarantor's obligations hereunder. The Escrowed Shares shall include any securities or property payable with respect to the Escrowed Shares as a result of any stock dividend, split-up or combination, or into which Inflatables Common Stock shall be converted or exchanged as a result of any merger, reclassification or reorganization.

         2.5 Copenbarger Action. Guarantor hereby covenants to exert his best efforts to cause the California Court, as promptly as practicable, to void and set aside any judgment lien or the like applicable to the Escrowed Shares granted in connection with the First Copenbarger Action and to seek to cause the California Court, as promptly as practicable, to void and set aside all restraining orders, injunctions and the like in the Second Copenbarger Action applicable to the Escrowed Shares and have the Second Copenbarger Action dismissed. Without limiting the foregoing, Guarantor hereby agrees to (1) file a motion with the California Court, in form and substance acceptable to the ASDG Shareholders, to set aside all judgment liens and the like against him in the First Copenbarger Action within ten (10) days of the date hereof and to diligently pursue such motion with Guarantor's best efforts and (2) file a motion with the California Court, in form and substance acceptable to the ASDG Shareholders, to set aside any and all restraining orders, injunctions and the like applicable to the Escrowed Shares in the Second Copenbarger Action within ten (10) days of the date hereof and to diligently pursue such motion with Guarantor's best efforts.


                                   ARTICLE III
                              WAIVERS & SUBROGATION

         3.1 Waivers. Guarantor hereby waives, to the extent permitted by applicable law, (i) the benefits of promptness, diligence, presentment or demand of payment; (ii) notice of acceptance and notice of the incurrence of any liability by Inflatables; (iii) notice of any actions taken by Inflatables under the Share Exchange Agreement or any other related agreement or instrument; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the covenants, agreements, or obligations of any party hereunder, the omission of or delay in which, but for the provisions of this Article III, might constitute grounds for relieving Guarantor of his obligations hereunder; (v) any right to compel or direct any party to

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seek  payment or recovery of any amounts owed under this  Guaranty  from any one particular fund or source; (vi) any requirement that any party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Inflatables or any other Person or any collateral and (vii) any other defense available to Guarantor.

         3.2 Subrogation. Guarantor hereby irrevocably waives and agrees he will not exercise any and all rights which he has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against Inflatables on account of any payments made under the Share Exchange Agreement, this Guaranty or otherwise, including, without limitation, any and all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any obligation or liability owed to any ASDG Shareholder shall not have been paid in full, such amount shall be held in trust for the benefit of the ASDG Shareholders, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to the ASDG Shareholders to be applied in whole or in part by the ASDG Shareholders against the liability owed to any ASDG Shareholder, whether matured or unmatured, and all such other expenses in accordance with the terms of the Share Exchange Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Notices. All notices and communications provided for in this Guaranty shall be given in accordance with the terms of the notice provisions contained in the Share Exchange Agreement. The address and fax number for notices to Gregg R. Mulholland are:

                  947 Newhall Street
                  Costa Mesa, CA 92627
                  Fax: (949) 515-9765

         4.2 Amendment, Waiver in Writing. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and the ASDG Shareholders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by the ASDG Shareholders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         4.3 Rights of the ASDG Shareholders. No failure on the part of any ASDG Shareholder, to exercise, and no delay in exercising, any right hereunder or under the Share Exchange Agreement or any related agreement or instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of any ASDG Shareholder provided herein and in the Share Exchange Agreement and any related agreement or instrument are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in equity. The rights of the ASDG Shareholders under this Guaranty, the Share Exchange Agreement or any agreement or instrument against

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any party thereto are not  conditional  or contingent on any attempt by any ASDG
Shareholder to exercise any of its rights under this Guaranty, the Share Exchange Agreement or any agreement or instrument against such party or against any other Person.

         4.4 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Guaranty.

         4.5 No Strict Construction. The language used in this Guaranty shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         4.6 Captions. The captions used in this Guaranty are for convenience of reference only and do not constitute a part of this Guaranty and shall not be deemed to limit, characterize or in any way affect any provision of this Guaranty, and all provisions of this Guaranty shall be enforced and construed as if no caption had been used in this Guaranty.

         4.7   Counterparts.   This   Guaranty   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Rebuttable proof of execution of this Guaranty by any party may be made by presentation of a copy of this Guaranty bearing a facsimile or photostatic copy of the signature of the party whose execution is sought to be proved, and such copies shall be as valid as the originals and as admissible as evidence of proof of the execution and terms and provisions hereof as the originals.

         4.8 Governing Law. All questions concerning the construction, validity and interpretation of this Guaranty shall be governed by and construed in accordance with the domestic laws of the State of South Carolina, without giving effect to any provision (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.

         4.9 Time is of the Essence. Guarantor agrees and stipulates that time is of the essence with regard to his performance of his obligations under this Guaranty.

         4.10 Successors & Assigns. This Guaranty shall be binding on Guarantor and his successors and assigns, and inure, together with all rights and remedies of the ASDG Shareholders, to the benefit of the ASDG Shareholders and their successors, transferees and assigns.

         4.11 Fraudulent Transfers and Conveyances. Guarantor and the ASDG Shareholders (by their acceptance of the benefits of this Guaranty) hereby confirm that it is their intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any applicable bankruptcy law, fraudulent transfer or conveyance law or similar state or federal law. To effectuate the foregoing intention, Guarantor and the ASDG Shareholders (by

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

their acceptance of the benefits of this Guaranty) hereby irrevocably agree that the obligations and liabilities guaranteed by Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among any other guarantors, result in the liabilities guaranteed by Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

         4.12 Relationship to the Share Exchange Agreement. The terms of this Guaranty are an addition to the terms of the Share Exchange Agreement and are not to be construed in any way as a limitation on the rights of the ASDG Shareholders or as a limitation on the agreements, covenants, or obligations of the Guarantor.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.


                                           /s/ Gregg R. Mulholland
                                           ---------------------------------
                                           Gregg R. Mulholland

Accepted:


/s/ William R. Fairbanks
------------------------------------------
William R. Fairbanks


RED OAK LIMITED PARTNERSHIP

By:   /s/ William R. Faribanks
    -------------------------------------------------
      William R. Fairbanks, General Partner



/s/ Douglas A. Brown
-------------------------------------------
Douglas A. Brown